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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated October 22, 1997, on our audit of the combined financial statements of Cushman Management Associates, Inc. and Affiliates. We also consent to the references to our firm under the caption "Experts."

                                       /s/ Landa & Altsher
                                       LANDA & ALTSHER, P.C.

Randolph, Massachusetts
October 27, 1998